Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Yumba Records Storage, Inc. (the “Company”) on Form 10-K for the fiscal year ended August 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Chasma Mulla, Principal Executive, Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

December 16, 2019	By: /s/ Chasma Mulla
Name: Chasm Mulla
Title: President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)